Core-Mark Announces Strategic Geographical Expansion into Ohio

South San Francisco, California - July 28, 2014 - Core-Mark Holding Company, Inc. (NASDAQ: CORE) announced today it will be opening a new distribution center in Glenwillow, Ohio.

“As we expand our customer base in the Midwest region, it is important we have an effective distribution network to service these customers economically and efficiently,” said Thomas B. Perkins, Core-Mark Chief Executive Officer. “We look forward to the benefits of having a division in this area of the country to service many of our existing customers and support our continued market expansion.”

From this new division, the company expects to service approximately 1,000 new stores and to transfer an additional 1,000 existing stores from other Core-Mark divisions by the end of the first quarter in 2015. This transfer is expected to result in transportation cost savings as the company reduces mileage to service customers in the region. Start-up costs are expected to be approximately $1.5 million, and capital expenditures are expected to be approximately $16 million. As a result of this new distribution center, Core-Mark’s management now expects total capital expenditures to be approximately $50 million for 2014.

Core-Mark
Core-Mark is one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America. Founded in 1888, Core-Mark offers a full range of products, marketing programs and technology solutions to over 30,000 customer locations in the U.S. and Canada through 28 distribution centers (excluding two distribution facilities the Company operates as a third party logistics provider). Core-Mark services traditional convenience retailers, grocers, drug, liquor and specialty stores, and other stores that carry convenience products. For more information, please visit www.core-mark.com.
Forward-Looking Statements
Except for historical information, the statements made in this press release are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial conditions or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual actions and results could differ materially from those set forth in the forward-looking statements. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions. These forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in or implied by such forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, unexpected costs and benefits associated with the project, realization of cost savings and economic benefits and integration of the new facility into existing operations, For a better understanding of some of these risks, please refer to the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 3, 2014 and Part II, Item 1A, "Risk Factors" of any quarterly report on Form 10-Q subsequently filed by us. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact: Ms. Milton Gray Draper, Director of Investor Relations at 650-589-9445 x 3027 or at mdraper@core-mark.com